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                                                                      EXHIBIT 21



                          AMERICAN GREETING CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT




                                                 State/Jurisdiction
   Subsidiary                                    of Incorporation
   ----------                                    ----------------

   Acme Frame Products, Inc.                     Delaware
   AGC Inc.                                      Delaware
   A.G. Industries, Inc.                         North Carolina
   Carlton Cards (France) SNC                    France
   Carlton Cards Limited                         Canada
   Carlton Cards Limited                         United Kingdom
   Carlton Cards Retail, Inc.                    Connecticut
   CreataCard Interactive, Inc.                  Ohio
   John Sands (Australia) Ltd.                   Delaware
   Magnivision, Inc.                             Delaware
   Plus Mark, Inc.                               Ohio